EXHIBIT 99.1
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TREY RESOURCES
5 Regent Street, Livingston, NJ 07039


       MM2 GROUP REPORTS REVENUES IN EXCESS OF $400,000 FOR SECOND QUARTER


LIVINGSTON, NJ, FEBRUARY 21, 2007 - MM2 Group, Inc. (OTC Bulletin Board: MMGP), a holding company involved in the acquisition and build-out of dietary supplement and nutraceutical companies, today reported its financial results for its second quarter and six months ended December 31, 2006 in a Form 10-QSB filed with the SEC.

For the quarter ending December 31, 2006, the Company reported revenue of $400,135 as compared to $0 for the quarter ending December 31, 2005.

The Company reported, on a consolidated basis, a net loss of $516,263 in the quarter ending December 31, 2006, as compared to a net loss of $613,132 for the quarter ended December 31, 2005, primarily due to reduced professional expenses associated with identifying and consummating an acquisition.

For the first six months of fiscal 2007, the Company reported revenue of $426,276 as compared to revenue of $0 for the first six months of fiscal 2006. This increase reflects the sales of the Company's Genotec Nutritionals subsidiary. Since there were only 9 days left in the third quarter when the Company acquired Genotec, the six month sales figures do not reflect a full 3 months of contribution by Genotec in the first quarter.

Net loss on a consolidated basis for the first six months of fiscal 2007 was $1,896,024, or $0.01 per share, versus a loss of $1,162,747 or $0.1 per share, for the same period in 2006, primarily due to costs associated with financing and expenses associated with the acquisition of Genotec..

Mark Meller, CEO of MM2 Group, said, "MM2 has grown in a short period of time from a company with no revenue, to a Company which today is reporting sales results at a run rate of $1.6 million per year. When we acquired Genotec, it had reported sales of $636,000 in its previous year of operation. We have effectively better than doubled the sales rate of the company in the 3 months in which we have owned it. And that is just the beginning. All indications point to a very active second half of the year. Our sales activity and pipeline continues to grow. Our resveratrol grape powder sales are strong,

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and we introduced our Sugarest diet aid to an overwhelming reception late in the quarter. We intend to introduce several new products in the coming months.. All in all, we are optimistic about the future and look forward to delivering superior financial results in the coming quarters."

About MM2 Group, Inc.
MM2 Group is involved in the acquisition and build-out of dietary supplement and nutraceutical companies. The company's growth strategy is to acquire firms in this extensive and expanding but highly fragmented segment as it seeks to create substantial value for shareholders. For more information, contact MM2 Group CEO Mark Meller at (732) 290-0019 or by e-mail at meller@mm2group.net or Jerry Mahoney at jerrym@mm2group.net.

THIS NEWS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, REGARDING AMONG OTHER THINGS OUR PLANS, STRATEGIES AND PROSPECTS -- BOTH BUSINESS AND FINANCIAL. ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT ASSURE YOU THAT WE WILL ACHIEVE OR REALIZE THESE PLANS, INTENTIONS OR EXPECTATIONS. FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS. MANY OF THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS NEWS RELEASE MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "WILL," "MAY," "INTEND," "ESTIMATED," AND "POTENTIAL," AMONG OTHERS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS NEWS RELEASE INCLUDE MARKET CONDITIONS AND THOSE SET FORTH IN REPORTS OR DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO MM2 GROUP, INC. OR A PERSON ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY LANGUAGE.